Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Finch Therapeutics Group, Inc. (the “Company”) for the quarter ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of, and for, the periods presented in the Report.

Date: May 13, 2021	By:	/s/ Mark Smith
Mark Smith, Ph.D.
Chief Executive Officer
(Principal Executive Officer)

Date: May 13, 2021	By:	/s/ Gregory D. Perry
Gregory D. Perry
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)